As filed with the Securities and Exchange Commission on July 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lithia Motors, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0572810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 N. Bartlett Street

Medford, Oregon 97501

(541) 776-6401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Stork

Chief Legal Officer

150 N. Bartlett Street

Medford, Oregon 97501

(541) 776-6401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel J. Bursky

Andrew B. Barkan

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(2)(3)
Class A Common Stock, no par value(4)	—	—	—	—
Preferred Stock, no par value	—	—	—	—
Depositary Shares(5)	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)	Not applicable pursuant to General Instruction II(E) of Form S-3.
(2)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.
(4)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of Class A common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of Class A common stock being registered pursuant to this registration statement.

(5)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

PROSPECTUS

Lithia Motors, Inc.

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, shares of our Class A common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts or units. These securities may be exercisable or exchangeable for Class A common stock or preferred stock.

The securities described in this prospectus may be offered or sold by us at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of any of the securities described herein.

This prospectus describes the general manner in which the securities may be offered and sold by us. The specific terms of any securities to be offered will be described in a supplement to this prospectus. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “LAD.” On July 20, 2020, the closing price of our Class A common stock on the New York Stock Exchange was $171.47 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 21, 2020 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our securities. See “Information Incorporated By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. A prospectus supplement may add, update. modify or replace information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information”.

You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to such offering and the distribution of this prospectus applicable to those jurisdictions.

References in this prospectus to the “Company,” “Lithia,” “Lithia Motors,” “we,” “us” and “our” and similar terms refer to Lithia Motors, Inc. and its consolidated subsidiaries.

ABOUT US

Lithia Motors, Inc. is a leading provider of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#252-2020). As of June 30, 2020, we operated 188 locations representing 30 brands in 20 states. Lithia’s rapid growth is powered by people, an industry leading coast-to-coast physical network and ecommerce digital home solutions. Lithia increases market share and optimizes profitability by focusing on the consumer experience and applying proprietary performance measurement systems fueled by data science. Lithia’s unique growth model generates significant cash flows, which funds innovation and the expansion of its nationwide network, creating personal transportation solutions wherever, whenever and however consumers desire.

We offer a wide range of products and services including new and used vehicles, finance and insurance products and automotive repair and maintenance. We strive for diversification in our products, services, brands and geographic locations to reduce dependence on any one manufacturer, reduce susceptibility to changing consumer preferences, manage market risk and maintain profitability. These six different business lines, combined with our geographic and manufacturer diversification, provide a resilient, nimble business model.

We seek to provide customers a seamless, blended online and physical retail experience with broad selection and access to specialized expertise and knowledge. Our physical network enables us to provide convenient touch points for customers and provide services throughout the vehicle life cycle. We use digital technologies to further activate our physical network and capture additional earnings.

Founded in 1946 and incorporated in Oregon in 1968, we completed our initial public offering in 1996. Our principal executive offices are located at 150 North Bartlett Street, Medford, Oregon 97501. Our telephone number at this location is (541) 776-6401. Our website is located at http://www.lithia.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated by reference in this prospectus or to be part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference herein and our other public statements include statements that constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this prospectus and the documents incorporated by reference herein include, among others, statements we make regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to COVID-19 related shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expectations regarding our inventory levels and manufacturer and lender incentives;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in Shift Technologies, Inc. (“Shift”) and digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;

•	Statements regarding furloughed employees and cost reductions; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

The forward-looking statements contained or incorporated by reference in this prospectus involve known and unknown risks, uncertainties and situations that may cause our actual results to materially differ from the results expressed or implied by these statements. Certain important factors that could cause actual results to differ from our expectations are discussed under “Item 1A. Risk Factors” in each of our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 24, 2020 (which documents are incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and the documents incorporated by reference herein.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. You should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks set forth under “Item 1A. Risk Factors” in each of our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 24, 2020 (which documents are incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC. See “Information Incorporated By Reference” and “Where You Can Find More Information.” If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations and prospects could be materially adversely affected. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include financing possible acquisitions, repayment of obligations that have matured, reducing or refinancing debt, working capital and capital expenditures. Until the net proceeds have been used, we may temporarily invest net proceeds in short-term securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common and preferred stock based on the provisions of our Restated Articles of Incorporation, as amended (our “Articles”), our Second Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the Oregon Business Corporation Act (“OBCA”). This description is not complete and is subject to, and is qualified in its entirety by, reference to our Articles, Bylaws and the OBCA.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 15,000,000 shares of preferred stock, each with no par value.

Common Stock

Each share of our common stock is designated as either Class A common stock or Class B common stock. As of June 30, 2020, there were 22,417,456 shares of Class A common stock outstanding and 400,000 shares of Class B common stock outstanding. All shares of the outstanding Class B common stock are held by Lithia Holding Company, L.L.C. (“Lithia Holding”). Sidney B. DeBoer Trust U.T.A.D. January 30, 1997 (the “Trust”) is the manager of Lithia Holding and Sidney DeBoer, as the trustee of the Trust, has the authority to vote all of the issued and outstanding shares of our Class B common stock.

At the special meeting of shareholders held on January 21, 2019, we entered into a Class B Conversion Agreement with Sidney B. DeBoer, pursuant to which Mr. DeBoer agreed to cause all of the remaining shares of our Class B common stock to be converted into shares of our Class A common stock by December 31, 2025. The Class B Conversion Agreement requires the conversion of at least 15% of the original 1,000,000 Class B shares by the end of every two years, with at least the first 15% to be converted by December 31, 2020, a total of at least 30% by December 31, 2022, a total of at least 45% by December 31, 2024, and the balance by December 31, 2025. As of December 31, 2019, Lithia Holding held 600,000 shares of our Class B common stock.

Voting

Holders of Class B common stock are entitled to ten votes for each share held, while holders of Class A common stock are entitled to one vote for each share held. The Class A and Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors. The OBCA, however, entitles either the Class A or Class B common stock to vote as a separate voting group on any proposed amendment of our Articles requiring shareholder approval if the proposed amendment would:

•	increase or decrease the aggregate number of authorized shares of the class;

•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•	effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

•	change the designation, rights, preferences or limitations of all or part of the shares of the class;

•	change the shares of all or part of the class into a different number of shares of the same class;

•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•

increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

Shares of the two classes of common stock do not have cumulative voting rights with respect to the election of directors. The absence of cumulative voting could have the effect of preventing shareholders holding a minority of our shares from obtaining representation on the Board.

Dividends and Other Rights

Subject to the preferences applicable to any preferred stock outstanding at the time, holders of shares of our common stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor, and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and preferred stock preferences, if any. Each share of Class A and Class B common stock is treated equally with respect to dividends and distributions.

The OBCA allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the Board of Directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. From time to time, our credit facilities may restrict or prohibit the paying of dividends without our lenders’ consent.

No additional shares of Class B common stock may be issued without the prior approval of shareholders holding a majority of Class A common stock, except in conjunction with stock splits, stock dividends, reclassification and similar transactions and events regarding the Class A common stock that would otherwise have the effect of changing conversion rights of the Class B common stock relative to the Class A common stock.

Holders of our common stock have no preemptive rights nor rights to subscribe for additional securities. Shares of common stock are not redeemable and there are no sinking fund provisions. Shares of Class A common stock are not convertible into any other series or class of our securities. Each share of Class B common stock is freely convertible into one share of Class A common stock at the option of the holder. Each share of Class B common stock shall automatically convert to shares of Class A common stock on a share-for-share basis on the earliest record date for an annual meeting of our shareholders on which the number of shares of Class B common stock outstanding is less than 1% of the total number of shares of common stock outstanding.

Shares of Class B common stock may not be transferred to third parties except for transfers to certain family members and in other limited circumstances. Any purported transfer of Class B common stock to a person who is not a permitted transferee under our Articles is automatically void.

Transfer Agent; Listing

The transfer agent and registrar for the Class A common stock is Broadridge, Edgewood, New York. Our outstanding shares of Class A common stock are listed on the New York Stock Exchange under the symbol “LAD.” Our Class B common stock is not listed on any stock market or exchange.

Preferred Stock

As of June 30, 2020, there were no shares of our preferred stock outstanding. The Board of Directors may, without further action of our shareholders, issue shares of preferred stock in one or more series and fix the rights and preferences thereof, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, and increase or decrease the number of shares of any such series (but not below the number of such shares then outstanding). The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock provides desirable flexibility in connection with acquisitions, raising capital or other corporate purposes. However, our Board of Directors, without further shareholder approval, can issue preferred stock with voting and conversion rights that would adversely affect the voting power and other rights of the holders of common stock.

Anti-Takeover Effects

Certain provisions of Oregon law and our Articles, summarized in the following paragraphs, may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.

Class B Common Shares

Our Articles provide for Class A and Class B common stock. A holder of Class B common stock is entitled to ten votes for each share held, while a holder of Class A common stock is entitled to one vote per share held. On most matters, the Class A and Class B common stock vote together as a single class, including the election of our Board of Directors and the approval of any merger. Lithia Holding does not hold any of the outstanding Class A shares, but holds all of the outstanding shares of our Class B common stock, which control approximately 15.1% of the aggregate number of votes eligible to be cast by shareholders. No additional shares of Class B common stock may be issued without the prior approval of shareholders holding a majority of Class A common stock. Therefore, Lithia Holding may be able to influence the outcome of the election of our Board of Directors and corporate actions such as merger or acquisition proposals. In addition, because Sidney B. DeBoer, our Chairman of the Board, is the trustee of the Trust and has the authority to vote all of the issued and outstanding shares of Class B common stock, he may have significant influence over the business and operations of our company.

Authorized Shares

Our Articles authorize the issuance of 100,000,000 shares of Class A common stock. The Class A common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us.

In addition, our Articles authorize the issuance of “blank check” voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of shareholders, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Advance Notice Requirements

Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting, or to nominate candidates for election as directors. Our Bylaws also specify certain requirements regarding the form and content of a shareholder notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and inside directors, and by the holders of a majority of the outstanding voting shares, including shares held by our officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively. An acquiring person may include persons acting as a group. A transaction in which voting power is acquired solely by receipt of an immediately revocable proxy does not constitute an acquisition covered by the provisions of the OBCA described here. The acquiring person may, but is not required to, submit to us an “Acquiring Person Statement” setting forth certain information about the acquiring person and its plans with respect to us. The Acquiring Person Statement may also request that we call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. If the acquiring person’s control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised “fair value” of their shares, which may not be less than the highest price paid per share by the acquiring person for the control shares.

Oregon Business Combination Act

We are also subject to the Oregon Business Combination Act, which generally provides that in the event a person or entity acquires 15% or more of our voting stock, we and such person or entity, or any affiliated entity, may not engage in the following business combination transactions for a period of three years following the date the person acquired 15% or more of the voting stock:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of our assets or outstanding capital stock; and

•	transactions that result in the issuance of our capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the shareholder that acquired 15% or more of the voting stock, as a result of such acquisition, owns at least 85% of our outstanding voting stock disregarding shares owned by directors who are also officers and certain employee benefit plans;

•	our Board of Directors approves the share acquisition or business combination before the shareholder acquired 15% or more of our voting stock; or

•

our Board of Directors and the holders of at least two-thirds of our outstanding voting stock, disregarding shares owned by the shareholder that acquired 15% or more of the voting stock, approve the transaction on or subsequent to the date the shareholder acquires 15% or more of our voting stock.

The Oregon Control Share Act and the Oregon Business Combination Act will have the effect of encouraging any potential acquirer to negotiate with our Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so. These laws may make us less attractive for takeover, and thus shareholders may not benefit from a rise in the price of our Class A common stock that a takeover could cause.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus from time to time using one or more of the following methods:

•	underwritten public offerings;

•	“at the market” sales to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our securities may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents participating in the offering;

•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•	any options pursuant to which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may offer our securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our securities, underwriters may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If we use an underwriter or underwriters to effectuate the sale of securities, we will execute an underwriting agreement with those underwriters at the time of sale of such securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase our securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We may also sell our securities from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such securities and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

We may sell our securities directly to purchasers. In this case, we may not engage underwriters or agents in the offer and sale of such securities.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking, investment banking or other services for us from time to time in the ordinary course of business.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the accompanying prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and, as to certain matters of Oregon law, by Perkins Coie LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of Lithia Motors, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein, and in the registration statement in reliance upon the reports audited by KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 financial statements refers to a change in the accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Company acquired nine stores during 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, all of these acquired stores’ internal control over financial reporting. The total assets of these nine stores represented approximately 4% of consolidated total assets as of December 31, 2019 and approximately 2% of consolidated revenues for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of these nine stores.

WHERE YOU CAN FIND MORE INFORMATION

Lithia Motors, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-14733). You may read and copy any document Lithia Motors, Inc. has filed or will file with the SEC at the SEC’s public website (www.sec.gov). Those filings are also made available to the public on, or accessible through, Lithia Motors, Inc.’s website at www.lithiainvestorrelations.com. The information contained on, or that can be accessed through, Lithia Motors, Inc.’s website is deemed not to be incorporated by reference in this prospectus or to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020, as amended by Form 10-K/A filed with the SEC on February 28, 2020, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on March 11, 2020 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 24, 2020;

•

the Company’s Current Reports on Form 8-K filed with the SEC on February 12, 2020 (only Item 8.01), March 27, 2020, April 13, 2020 (only Item 8.01), April 22, 2020 (only Item 8.01), April 24, 2020, June 2, 2020, July 7, 2020 and July 16, 2020; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 18, 1998, as supplemented by the “Description of Capital Stock” included in this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Lithia Motors, Inc.

Investor Relations

150 N. Bartlett Street

Medford, Oregon 97501

(877) 331-3084

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
FINRA Filing Fee		**
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
New York Stock Exchange and Other Listing Fees		**
Miscellaneous		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

As an Oregon corporation, Lithia is subject to the provisions of the Oregon Business Corporation Act (the “OBCA”). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

•	the conduct of the individual was in good faith;

•	the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to the corporation’s best interests; and

•	in the case of a criminal proceeding, the individual did not have reasonable cause to believe the individual’s conduct was unlawful.

Unless a corporation’s articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings, or if a court of competent jurisdiction orders the corporation to indemnify the director. Unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification to the same extent as a director. Lithia’s Restated Articles of Incorporation do not limit these statutory rights to indemnification.

Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

•	to the corporation in a proceeding by or in the right of the corporation; or

•	in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

Lithia’s Restated Articles of Incorporation provide that we will indemnify our directors and officers against reasonable expenses (including attorney’s fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by reason of or arising from the fact that the person is or was a director or officer of Lithia or one of its subsidiaries, or is or was serving at the request of Lithia as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, Lithia has entered into an indemnity agreement with each of its directors and officers that provides each of them with the maximum possible indemnity protection permitted by law.

The OBCA also provides that a corporation’s articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

•	any breach of the directors’ duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any unlawful distribution; or

•	any transaction from which the director derived an improper personal benefit.

Lithia’s Restated Articles of Incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. These provisions do not limit Lithia’s rights, or any shareholder’s rights, to seek non-monetary relief, and do not affect a director’s or officer’s responsibilities under other laws such as federal or state securities laws. If the OBCA is amended to further limit the directors’ liability, Lithia’s Restated Articles of Incorporation would incorporate such amendment on its effective date.

The OBCA also provides that a corporation has the power to purchase and maintain insurance on behalf of an individual against any liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the corporation had no power to indemnify the individual against such liability. Lithia maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1*	Form of Underwriting or Purchase Agreement.

3.1	Restated Articles of Incorporation of Lithia Motors, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed July 26, 2019).

3.2	Second Amended and Restated Bylaws of Lithia Motors, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed April 25, 2019).

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-14031)).

4.2*	Specimen Preferred Stock Certificate.

4.3*	Form of Warrant Certificate.

4.4*	Form of Warrant Agreement.

4.5*	Form of Rights Certificate.

4.6*	Form of Rights Agreement.

4.7*	Form of Depositary Receipt.

4.8*	Form of Depositary Agreement.

4.9*	Form of Stock Purchase Unit Certificate.

4.10*	Form of Stock Purchase Agreement.

4.11*	Form of Unit Certificate.

4.12*	Form of Unit Agreement.

5.1†	Opinion of Perkins Coie LLP.

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of KPMG LLP.

24.1†	Powers of Attorney (included on the signature pages hereof).

*   To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

†   Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on July 21, 2020.

LITHIA MOTORS, INC.

By:	/s/ Bryan B. DeBoer
Bryan B. DeBoer President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Bryan B. DeBoer, Tina Miller and David Stork, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Bryan B. DeBoer Bryan B. DeBoer	President and Chief Executive Officer (Principal Executive Officer) and Director	July 21, 2020

/s/ Tina Miller Tina Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2020

/s/ Sidney B. DeBoer Sidney B. DeBoer	Chairman of the Board	July 21, 2020

/s/ Susan O. Cain Susan O. Cain	Director	July 21, 2020

/s/ Shauna McIntyre Shauna McIntyre	Director	July 21, 2020

/s/ Louis P. Miramontes Louis P. Miramontes	Director	July 21, 2020

/s/ Kenneth E. Roberts Kenneth E. Roberts	Director	July 21, 2020

/s/ David J. Robino David J. Robino	Director	July 21, 2020